Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Second Quarter 2021 Financial Results

Q2 Revenue and Earnings Per Share Exceed Guidance
Full Year Guidance Raised

BEDFORD, Mass, June 24, 2021 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of products to develop, deploy and manage high-impact business applications, today announced financial results for its fiscal second quarter ended May 31, 2021.

Second Quarter 2021 Highlights:

•Revenue of $122.5 million increased 22% year-over-year on an actual currency basis, and 19% on a constant currency basis.
•Non-GAAP revenue of $129.2 million increased 26% on an actual currency basis, and 23% on a constant currency basis.
•Annualized Recurring Revenue (ARR) of $437 million increased 23% year-over-year on a constant currency basis.
•Operating margin was 18% and Non-GAAP operating margin was 38%.
•Diluted earnings per share was $0.30 compared to $0.37 in the same quarter last year, a decrease of 19%.
•Non-GAAP diluted earnings per share was $0.82 compared to $0.63 in the same quarter last year, an increase of 30%.

“We delivered a strong second quarter, which came in well ahead of our top- and bottom-line guidance ranges, demonstrating the success of our total growth strategy,” said Yogesh Gupta, CEO at Progress. “Our outperformance was driven by a combination of strength in our core business coupled with our acquired DevOps products from Chef, which is achieving nearly all of the integration synergies we expected ahead of schedule. The combination of another quarter of outperformance in our core businesses along with Chef proceeding ahead of plan makes us increasingly confident in our expectations for a strong year.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	May 31, 2021	May 31, 2020	% Change	May 31, 2021	May 31, 2020	% Change
Revenue	$122,488	$100,383	22%	$129,198	$102,505	26%
Income from operations	$22,282	$25,309	(12)%	$49,712	$39,590	26%
Operating margin	18%	25%	(700) bps	38%	39%	(100) bps
Net income	$13,557	$16,968	(20)%	$36,513	$28,656	27%
Diluted earnings per share	$0.30	$0.37	(19)%	$0.82	$0.63	30%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$54,690	$37,957	44%	$55,411	$38,399	44%
(1)See Legal Notice Regarding Non-GAAP Financial Information

Other fiscal second quarter 2021 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $362.7 million at the end of the quarter.
•DSO was 44 days compared to 47 days in the fiscal second quarter of 2020 and 53 days in the fiscal first quarter of 2021.
•Pursuant to the $250 million share authorization by the Board of Directors, Progress repurchased 0.4 million shares for $20.0 million during the second fiscal quarter of 2021. As of May 31, 2021, there was $155.0 million remaining under this authorization.
•During the second quarter, the company completed an offering of convertible senior unsecured notes in the aggregate amount of $360,000,000, including the over allotment. To mitigate potential dilution to existing shareholders, the company privately negotiated capped call transactions that effectively doubled the conversion premium, for an effective conversion price of $89.88 per share.
•On June 22, 2021, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock that will be paid on September 15, 2021 to shareholders of record as of the close of business on September 1, 2021.
•During the second quarter, Progress began operating as one distinct segment to align with the way that management internally analyzes the business. Progress previously reported results based on three segments.

Anthony Folger, CFO, said: “We’re very pleased with the performance of our core business and our continued success integrating Chef. Our second quarter results reflect strength across all product lines and we're very pleased with the growth in ARR and the improvement in our net retention rates, both of which were introduced as key metrics last quarter. At the same time, we are achieving acquisition synergies sooner than anticipated, which contributed to our strong profitability and cash flows. These results reinforce our optimism and increase our confidence, providing us with comfort to raise our FY21 guidance again this quarter.”

2021 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2021 and the fiscal third quarter ending August 31, 2021:

	Updated FY 2021 Guidance (June 24, 2021)		Prior FY 2021 Guidance (March 25, 2021)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$503 - $509	$529 - $535	$493 - $501	$519 - $527
Diluted earnings per share	$1.51 - $1.55	$3.46 - $3.50	$1.56 - $1.60	$3.38 - $3.42
Operating margin	21%	39%	20%	38%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$160 - $164	$158 - $162	$157 - $162	$155 - $160
Effective tax rate	20% - 21%	20% - 21%	21%	20%

Q3 2021 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP
Revenue	$124 - $127	$129 - $132
Diluted earnings per share	$0.34 - $0.36	$0.81 - $0.83

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2021 business outlook compared to 2020 exchange rates is approximately $8.4 million on GAAP and non-GAAP revenue, and approximately $0.05 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q3 2021 business outlook compared to 2020 exchange rates on GAAP and non-GAAP revenue is approximately $2.2 million. The expected positive impact on GAAP and non-GAAP diluted Q3 2021 earnings per share is $0.02. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal second quarter of 2021 at 5:00 p.m. ET on Thursday, June 24, 2021. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 800-458-4121 or +1 773-377-9334, passcode 3588537. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Delay or failure to realize the expected synergies and benefits of the Chef acquisition could negatively impact our future results of operations and financial condition; (10) The continuing impact of the coronavirus disease (COVID-19) outbreak on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2020. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) provides the best products to develop, deploy and manage high-impact business applications. Our comprehensive product stack is designed to make technology teams more productive and we have a deep commitment to the developer community, both open source and commercial alike. With Progress, organizations can accelerate the creation and delivery of strategic business applications, automate the process by which apps are configured, deployed and scaled, and make critical data and content more accessible and secure—leading to competitive differentiation and business success. Over 1,700 independent software vendors, 100,000 enterprise customers, and three million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	May 31, 2021	May 31, 2020	% Change	May 31, 2021	May 31, 2020	% Change
Revenue:
Software licenses	$30,107	$19,663	53%	$63,424	$50,292	26%
Maintenance and services	92,381	80,720	14%	180,344	159,774	13%
Total revenue	122,488	100,383	22%	243,768	210,066	16%
Costs of revenue:
Cost of software licenses	1,038	810	28%	2,189	2,199	—%
Cost of maintenance and services	14,673	11,785	25%	27,992	23,636	18%
Amortization of acquired intangibles	3,599	1,664	116%	7,120	3,310	115%
Total costs of revenue	19,310	14,259	35%	37,301	29,145	28%
Gross profit	103,178	86,124	20%	206,467	180,921	14%
Operating expenses:
Sales and marketing	29,262	21,716	35%	58,731	45,914	28%
Product development	26,415	21,787	21%	50,963	43,441	17%
General and administrative	16,460	12,440	32%	29,884	25,188	19%
Amortization of acquired intangibles	7,979	4,177	91%	14,858	8,308	79%
Restructuring expenses	(64)	695	(109)%	1,093	1,735	(37)%
Acquisition-related expenses	844	—	—%	1,240	314	295%
Total operating expenses	80,896	60,815	33%	156,769	124,900	26%
Income from operations	22,282	25,309	(12)%	49,698	56,021	(11)%
Other expense, net	(5,218)	(2,847)	(83)%	(7,870)	(6,244)	(26)%
Income before income taxes	17,064	22,462	(24)%	41,828	49,777	(16)%
Provision for income taxes	3,507	5,494	(36)%	9,310	11,693	(20)%
Net income	$13,557	$16,968	(20)%	$32,518	$38,084	(15)%

Earnings per share:
Basic	$0.31	$0.38	(18)%	$0.74	$0.85	(13)%
Diluted	$0.30	$0.37	(19)%	$0.73	$0.84	(13)%
Weighted average shares outstanding:
Basic	43,818	44,889	(2)%	43,963	44,893	(2)%
Diluted	44,472	45,267	(2)%	44,562	45,391	(2)%

Cash dividends declared per common share	$0.175	$0.165	6%	$0.350	$0.330	6%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$468	$338	38%	$860	$657	31%
Sales and marketing	1,752	1,110	58%	3,255	2,160	51%
Product development	2,412	1,899	27%	4,331	3,825	13%
General and administrative	3,730	2,276	64%	6,700	5,032	33%
Total	$8,362	$5,623	49%	$15,146	$11,674	30%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	May 31, 2021	November 30, 2020
Assets
Current assets:
Cash, cash equivalents and short-term investments	$362,660	$105,995
Accounts receivable, net	64,045	84,040
Unbilled receivables and contract assets	23,157	24,917
Other current assets	21,106	23,983
Total current assets	470,968	238,935
Property and equipment, net	29,333	29,817
Goodwill and intangible assets, net	682,499	704,473
Right-of-use lease assets	30,833	30,635
Long-term unbilled receivables and contract assets	10,742	17,133
Other assets	15,619	20,789
Total assets	$1,239,994	$1,041,782
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$61,239	$70,899
Current portion of long-term debt, net	22,005	18,242
Short-term operating lease liabilities	7,361	7,015
Short-term deferred revenue	175,472	166,387
Total current liabilities	266,077	262,543
Long-term debt, net	254,757	364,260
Convertible senior notes, net	288,023	—
Long-term operating lease liabilities	26,541	26,966
Long-term deferred revenue	27,158	26,908
Other long-term liabilities	11,717	15,092
Shareholders’ equity:
Common stock and additional paid-in capital	334,064	306,244
Retained earnings	31,657	39,769
Total shareholders’ equity	365,721	346,013
Total liabilities and shareholders’ equity	$1,239,994	$1,041,782

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	May 31, 2021	May 31, 2020	May 31, 2021	May 31, 2020
Cash flows from operating activities:
Net income	$13,557	$16,968	$32,518	$38,084
Depreciation and amortization	14,829	7,572	26,691	15,241
Stock-based compensation	8,362	5,623	15,146	11,674
Other non-cash adjustments	708	2,309	3,123	7,656
Changes in operating assets and liabilities	17,234	5,485	21,900	(1,682)
Net cash flows from operating activities	54,690	37,957	99,378	70,973
Capital expenditures	(950)	(609)	(2,116)	(1,757)
Issuances of common stock, net of repurchases	(17,185)	3,063	(28,700)	(12,692)
Dividend payments to shareholders	(7,763)	(7,438)	(15,617)	(14,906)
Payments of principal on long-term debt	(87,262)	(1,880)	(106,025)	(3,762)
Proceeds from issuance of Notes, net of issuance costs	349,196	—	349,196	—
Purchase of capped calls	(43,056)	—	(43,056)	—
Other	619	(4,503)	3,605	(7,896)
Net change in cash, cash equivalents and short-term investments	248,289	26,590	256,665	29,960
Cash, cash equivalents and short-term investments, beginning of period	114,371	177,055	105,995	173,685
Cash, cash equivalents and short-term investments, end of period	$362,660	$203,645	$362,660	$203,645

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - SECOND QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	May 31, 2021		May 31, 2020		Non-GAAP
Adjusted revenue:
GAAP revenue	$122,488		$100,383
Acquisition-related revenue(1)	6,710		2,122
Non-GAAP revenue	$129,198	100%	$102,505	100%	26%

Adjusted income from operations:
GAAP income from operations	$22,282	18%	$25,309	25%
Amortization of acquired intangibles	11,578	9%	5,841	6%
Restructuring expenses and other	(64)	—%	695	1%
Stock-based compensation	8,362	5%	5,623	5%
Acquisition-related revenue(1) and expenses	7,554	6%	2,122	2%
Non-GAAP income from operations	$49,712	38%	$39,590	39%	26%

Adjusted net income:
GAAP net income	$13,557	11%	$16,968	17%
Amortization of acquired intangibles	11,578	9%	5,841	6%
Restructuring expenses and other	(64)	—%	695	1%
Stock-based compensation	8,362	6%	5,623	5%
Acquisition-related revenue(1) and expenses	7,554	6%	2,122	2%
Amortization of discount on notes	1,480	1%	—	—%
Provision for income taxes	(5,954)	(5)%	(2,593)	(3)%
Non-GAAP net income	$36,513	28%	$28,656	28%	27%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.30		$0.37
Amortization of acquired intangibles	0.26		0.13
Restructuring expenses and other	—		0.02
Stock-based compensation	0.19		0.12
Acquisition-related revenue(1) and expenses	0.17		0.05
Amortization of discount on notes	0.03		—
Provision for income taxes	(0.13)		(0.06)
Non-GAAP diluted earnings per share	$0.82		$0.63		30%

Non-GAAP weighted avg shares outstanding - diluted	44,472		45,267		(2)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YEAR TO DATE
(Unaudited)

	Six Months Ended				% Change
(In thousands, except per share data)	May 31, 2021		May 31, 2020		Non-GAAP
Adjusted revenue:
GAAP revenue	$243,768		$210,066
Acquisition-related revenue(1)	17,214		6,201
Non-GAAP revenue	$260,982	100%	$216,267	100%	21%

Adjusted income from operations:
GAAP income from operations	$49,698	20%	$56,021	27%
Amortization of acquired intangibles	21,978	8%	11,618	5%
Restructuring expenses and other	1,093	—%	1,735	—%
Stock-based compensation	15,146	6%	11,674	5%
Acquisition-related revenue(1) and expenses	18,454	7%	6,515	3%
Non-GAAP income from operations	$106,369	41%	$87,563	40%	21%

Adjusted net income:
GAAP net income	$32,518	13%	$38,084	18%
Amortization of acquired intangibles	21,978	8%	11,618	6%
Restructuring expenses and other	1,093	—%	1,735	1%
Stock-based compensation	15,146	6%	11,674	5%
Acquisition-related revenue(1) and expenses	18,454	7%	6,515	2%
Amortization of discount on notes	1,480	—%	—	—%
Provision for income taxes	(11,652)	(4)%	(6,267)	(3)%
Non-GAAP net income	$79,017	30%	$63,359	29%	25%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.73		$0.84
Amortization of acquired intangibles	0.49		0.26
Restructuring expenses and other	0.02		0.04
Stock-based compensation	0.35		0.26
Acquisition-related revenue(1) and expenses	0.41		0.14
Amortization of discount on notes	0.03		—
Provision for income taxes	(0.26)		(0.14)
Non-GAAP diluted earnings per share	$1.77		$1.40		26%

Non-GAAP weighted avg shares outstanding - diluted	44,562		45,391		(2)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Quarter to Date Adjusted Free Cash Flow

(In thousands)	Q2 2021	Q2 2020	% Change
Cash flows from operations	$54,690	$37,957	44%
Purchases of property and equipment	(950)	(609)	56%
Free cash flow	53,740	37,348	44%
Add back: restructuring payments	1,671	1,051	59%
Adjusted free cash flow	$55,411	$38,399	44%

Year to Date Adjusted Free Cash Flow

(In thousands)	Q2 2021	Q2 2020	% Change
Cash flows from operations	$99,378	$70,973	40%
Purchases of property and equipment	(2,116)	(1,757)	20%
Free cash flow	97,262	69,216	41%
Add back: restructuring payments	4,664	2,480	88%
Adjusted free cash flow	$101,926	$71,696	42%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2021 GUIDANCE
(Unaudited)

Fiscal Year 2021 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2020	November 30, 2021
(In millions)		Low	% Change	High	% Change
GAAP revenue	$442.1	$503.0	14%	$509.0	15%
Acquisition-related adjustments - revenue(1)	14.1	26.0	84%	26.0	84%
Non-GAAP revenue	$456.2	$529.0	16%	$535.0	17%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Fiscal Year 2021 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2021
(In millions)	Low	High
GAAP income from operations	$106.2	$108.4
GAAP operating margins	21%	21%
Acquisition-related revenue	26.0	26.0
Acquisition-related expense	1.3	1.3
Restructuring expense	1.2	1.2
Stock-based compensation	28.8	28.8
Amortization of acquired intangibles	44.9	44.9
Total adjustments(2)	102.2	102.2
Non-GAAP income from operations	$208.4	$210.6
Non-GAAP operating margin	39%	39%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Chef and restructuring expenses. The final amounts will not be available until the Company’s internal procedures and reviews are completed.

Fiscal Year 2021 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2021
(In millions, except per share data)	Low	High
GAAP net income	$67.3	$69.1
Adjustments (from previous table)	102.2	102.2
Amortization of discount on notes	7.2	7.2
Income tax adjustment(3)	(22.4)	(22.4)
Non-GAAP net income	$154.3	$156.1

GAAP diluted earnings per share	$1.51	$1.55
Non-GAAP diluted earnings per share	$3.46	$3.50

Diluted weighted average shares outstanding	44.6	44.6

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 21% for Low and 20% for High, calculated as follows:
Non-GAAP income from operations	$208.4	$210.6
Other (expense) income	(14.3)	(14.3)
Non-GAAP income from continuing operations before income taxes	194.1	196.3
Non-GAAP net income	154.3	156.1
Tax provision	$39.8	$40.2
Non-GAAP tax rate	21%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2021 GUIDANCE
(Unaudited)

Fiscal Year 2021 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2021
(In millions)	Low	High
Cash flows from operations (GAAP)	$160	$164
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	5	5
Adjusted free cash flow (non-GAAP)	$158	$162

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2021 GUIDANCE
(Unaudited)

Q3 2021 Revenue Guidance
	Three Months Ended	Three Months Ending
	August 31, 2020	August 31, 2021
(In millions)		Low	% Change	High	% Change
GAAP revenue	$109.7	$123.8	13%	$126.8	16%
Acquisition-related adjustments - revenue(1)	1.2	5.2	333%	5.2	333%
Non-GAAP revenue	$110.9	$129.0	16%	$132.0	19%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Q3 2021 Non-GAAP Earnings per Share Guidance
	Three Months Ending August 31, 2021
	Low	High
GAAP diluted earnings per share	$0.34	$0.36
Acquisition-related revenue	0.12	0.12
Stock-based compensation	0.15	0.15
Amortization of acquired intangibles	0.26	0.26
Total adjustments(2)	0.53	0.53
Amortization of discount on notes	0.06	0.06
Income tax adjustment	(0.12)	(0.12)
Non-GAAP diluted earnings per share	$0.81	$0.83
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Chef. The final amounts will not be available until the Company’s internal procedures and reviews are completed.